Exhibit 99.3

To: All Cavium Employees:

This morning we issued a joint press release announcing that Marvell and Cavium have entered into a definitive agreement for the combination of the Marvell and Cavium businesses.

This is an extremely exciting combination. Since inception, we have been focused on building a leading infrastructure semiconductor company by continually delivering innovative products and growing our footprint from networking to processing to storage. We have developed an incredible portfolio of products, IP and customer base across the entire infrastructure landscape that has helped drive strong growth over the years. I strongly believe the combination of Cavium with Marvell accelerates this vision and creates tremendous opportunities for the Cavium shareholders, employees, customers and partners.

For Cavium employees, the scale of the combined company will present new and exciting career opportunities and more chances to create industry leading products. The combined product portfolio addresses the evolving needs of all the major infrastructure markets. In addition, the combined company will have the most comprehensive solutions for the high growth data center markets. The two companies have a very similar, engineering-driven culture that values and rewards innovation. We are looking forward to joining the talented team at Marvell where we will design the next-generation of networking, processing and storage solutions for data center, enterprise and service provider customers.

Cavium shareholders would receive $40 in cash, plus 2.1757 shares of Marvell stock, for each Cavium share. At Friday’s closing price this equates to $84.15 and values Cavium at well over $6 billion.

The combined company will have in excess of $3 billion in annual revenue, and more than 5,000 employees. The transaction will be significantly accretive to revenue growth, margins and non-GAAP EPS.

The transaction is expected to close in mid-calendar 2018, subject to regulatory approval as well as other customary closing conditions, including the adoption by Cavium shareholders of the merger agreement and the approval by Marvell shareholders of the issuance of shares in the transaction.

Until the transaction closes, we will operate as an independent company, as we did before the announcement. We will provide periodic status updates.

A significant amount of hard work lies ahead of us in order to most effectively integrate both companies, to maximize the opportunity and realize all the benefits. A joint company integration task-force will be established with the goal of developing a detailed integration plan. I would like to ask for everyone’s help and commitment to make this combination successful.

Marvell and Cavium will be holding a joint investor call to discuss the acquisition today, November 20, 2017, at 8 a.m. Pacific Time. Cavium employees are invited to listen to the call to learn more information. The conference call will be available via a live web cast on the investor relations section of the Marvell website at http://www.marvell.com. Please access the website at least a few minutes prior to the start of the call in order to download and install any necessary audio software prior to the call. In addition, we will be scheduling a Cavium company-wide all-hands meeting, and will let you know time once it is scheduled.

Lastly, we are immediately beginning a customer, supplier, and partner outreach. Over the next several days, the Cavium management team will be contacting the management of key customers, suppliers, and partners, to brief them on the acquisition and give them the opportunity to ask questions.

We look forward to talking to all of you soon.

Regards,

Syed Ali

President and Chief Executive Officer

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed transaction between Marvell and Cavium, including statements regarding the benefits of the transaction, the anticipated timing of the transaction and the products and markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect Cavium’s business and the price of its common stock and/or Marvell’s business and the price of its common shares, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the stockholders of Cavium, the approval of the issuance of Marvell shares in the transaction by the shareholders of Marvell, and the receipt of certain governmental and regulatory approvals, (iii) the failure of Marvell to obtain the necessary financing, pursuant to the arrangements set forth in the debt commitment letters delivered pursuant to the merger agreement or otherwise, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (v) the effect of the announcement or pendency of the transaction on Cavium’s business relationships, operating results, and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Cavium or Marvell and potential difficulties in Cavium employee retention as a result of the transaction, (vii) risks related to diverting management’s attention from Cavium’s ongoing business operations, (viii) the outcome of any legal proceedings that may be instituted against Marvell or against Cavium related to the merger agreement or the transaction, (ix) the ability of Marvell to successfully integrate Cavium’s operations and product lines, (x) the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Cavium’s business after the completion of the proposed merger and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and identify and realize additional opportunities, and (xi) the risk of downturns in the highly cyclical semiconductor industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of Marvell and Cavium described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the U.S. Securities and Exchange Commission (the “SEC”). These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Marvell and Cavium assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Marvell nor Cavium gives any assurance that either Marvell or Cavium will achieve its expectations.

Additional Information and Where to Find It

This document relates to a proposed transaction between Marvell and Cavium. This document does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Marvell intends to file a registration statement on Form S-4 with the SEC, which will include a document that serves as a prospectus of Marvell and a joint proxy statement of Cavium and Marvell referred to as a joint proxy statement/prospectus. A joint proxy statement/prospectus will be sent to all Cavium stockholders and all Marvell shareholders. Each party also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Cavium and investors and security holders of Marvell are urged to read the registration statement, the joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the registration statement, the joint proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by Marvell or Cavium through the website maintained by the SEC at www.sec.gov.

The documents filed by Marvell with the SEC also may be obtained free of charge at Marvell’s website at http://investor.marvell.com/ or upon written request to Marvell at 5488 Marvell Lane, Santa Clara, CA 95054.

The documents filed by Cavium with the SEC also may be obtained free of charge at Cavium’s website at http://investor.caviumnetworks.com or upon written request to 2315 N. First Street, San Jose, CA 95131.

For more information, investors are encouraged to visit http://mercurykauai.transactionannouncement.com.

Participants in Solicitation

Marvell, Cavium and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Cavium’s stockholders and from Marvell’s shareholders in connection with the proposed transaction. Information about Cavium’s directors and executive officers and their ownership of Cavium’s common stock is set forth in Cavium’s proxy statement for its 2017 Annual Meeting of Stockholders on Schedule 14A filed with the SEC on April 27, 2017. To the extent that holdings of Cavium’s securities have changed since the amounts printed in Cavium’s proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information about Marvell’s directors and executive officers is set forth in Marvell’s proxy statement for its 2017 Annual Meeting of Shareholders on Schedule 14A filed with the SEC on May 3, 2017. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.